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                                                                   EXHIBIT 10.64


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, is entered into as of May 14, 1998, by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and BOLLINGER INDUSTRIES, INC., a Delaware corporation ("Inc."), BOLLINGER INDUSTRIES, L.P., a Texas limited partnership ("L.P."), and NBF, INC., a Georgia corporation ("NBF"), jointly and severally (collectively, "Borrower"), with their chief executive office located at 602 Fountain Parkway, Grand Prairie, Texas 75050.

                              W I T N E S S E T H:

         WHEREAS, Inc., L.P. and NBF and Foothill are party to a Loan and Security Agreement, dated as of August 16, 1996 (as heretofore amended, modified, supplemented and in effect immediately prior to the Closing Date (as defined below), the "Existing Loan and Security Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit by Foothill to Borrower in the form of revolving loans, the issuance of letters of credit in favor of third parties and certain guaranties of payment to third parties;

         WHEREAS, the Borrower and Foothill now wish to amend and restate in its entirety the Existing Loan and Security Agreement by extending the maturity thereof and amending certain of the covenants and other provisions thereof;

         WHEREAS, Inc., L.P. and NBF are interrelated entities which, collectively, constitute an integrated entity;

         WHEREAS, the shareholders and directors of Inc. and NBF and the partners of L.P. view the three entities as sufficiently dependent upon each other and so interrelated that any advances made by Foothill hereunder to one of these constituent entities would benefit the other of these constituent entities as a result of their consolidated operations and identity of interests;

         WHEREAS, Inc., L.P. and NBF have each requested that Foothill treat them as co-borrowers hereunder, as a single, consolidated business enterprise, jointly and severally responsible for the Obligations hereunder, so as to permit advances to be allocated among the constituent entities as may be, from time to time, in the best interest of the combined group;

         WHEREAS, Foothill is willing to proceed on the basis of treating all of the borrowing entities as a single, consolidated business enterprise, and view their operations on a consolidated basis as requested by Inc., L.P. and NBF; and

         WHEREAS, Foothill is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein.



Amended and Restated Loan and Security Agreement--Page 1
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         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                 "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                 "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                 "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                 "Agreement" means this Amended and Restated Loan and Security Agreement, as the same may be hereafter amended, supplemented or modified in accordance with the terms hereof, together with any extensions, riders, notes, instruments or other documents made or entered into from time to time in connection with this Amended and Restated Loan and Security Agreement.

                 "Applicable Margin" means one and one-half percent (1_%) from and after the date hereof. The Applicable Margin may be reduced to (a) one and one-quarter percent (1 1/4%) from and after April 1, 1999, and (b) one percent (1%) from and after April 1, 2000, so long as the following conditions are met:

                 (i) no Event of Default, or an event that, with notice or passage of time or both, would constitute an Event of Default, shall exist as of April 1, 1999, or April 1, 2000, as applicable; and

                 (ii) Borrower shall deliver a certificate executed by an Authorized Officer stating that the foregoing condition has been met.

         Notwithstanding the foregoing, the Applicable Margin shall be increased to the Applicable Margin in effect immediately prior to the most recent reduction if the Borrower's audited net operating income (as set forth in the audited financial statements delivered to Foothill pursuant to Section 6.4(b) hereof) for either Borrower's fiscal year ended March 31, 1999, or its




Amended and Restated Loan and Security Agreement--Page 2
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fiscal year ended March 31, 2000, shall be less than the estimated net operating income set forth in the Operating Income Projections for the corresponding fiscal year. The foregoing increase in the Applicable Margin shall be effective as of the earlier of the actual date of delivery or the required date of delivery to Foothill of the financial statements required to be delivered to Foothill pursuant to Section 6.4(b) hereof.

         In the event the Applicable Margin shall be increased pursuant to the immediately preceding paragraph: (a) Borrower shall immediately pay to Foothill an amount equal to the difference between the amount of interest actually paid to Foothill and the amount of interest that would have been paid hereunder applying the Applicable Margin as increased pursuant to the foregoing adjustment provision for the period from and after April 1, 1999, or April 1, 2000, as applicable, to the earlier of the actual date of delivery or the required date of delivery to Foothill of the financial statements required to be delivered to Foothill pursuant to Section 6.4(b) hereof; and (b) no further reductions to the Applicable Margin shall be made without Foothill's prior written consent.

                 "Authorized Officer" means any officer, partner or officer of any partner of Borrower.

                 "Average Unused Portion of Maximum Amount" means, as of any date of determination, (a) the Maximum Amount, less (b) the sum of: (i) the average Daily Balance of Revolving Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn L/Cs and L/C Guaranties issued by Foothill under Section 2.2 hereof that were outstanding during the immediately preceding month.

                 "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                 "Borrower" has the meaning set forth in the preamble to this Agreement.

                 "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrowers properties or assets (including the Collateral or the Real Property) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information.

                 "Borrowing Base" has the meaning set forth in Section 2.1.

                 "Business Day" means any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                 "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than twenty-five percent (25%) of the total voting





Amended and Restated Loan and Security Agreement--Page 3
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power of all classes of stock then outstanding or of partnership interests of
Borrower normally entitled to vote in the election of directors or a vote of partners; provided, however, no Change of Control shall be deemed to occur solely as a result of increases in the number of shares of stock or percentage of partnership interests beneficially owned by Glenn D. Bollinger or Bobby D. Bollinger.

                 "Closing Date" means May 14, 1998.

                 "Code" means the California Uniform Commercial Code.

                 "Collateral" means each of the following: the Accounts; Borrower's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; the Real Property; any money, or other assets of Borrower which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                 "Consolidated Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower and its subsidiaries calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current assets.

                 "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its subsidiaries, calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Revolving Advances outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

                 "Corporate Guarantors" means Bollinger Operating Corp., Bollinger Holding Corp., and C.G. Products, Inc.

                 "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                 "Debtor" has the meaning set forth in Section 11.4.

                 "Dilution" means, in each case based on the experience of the immediately prior three (3) months, the result of dividing the dollar amount of
(a) all chargebacks, returns, advertising claims, discounts, contra accounts, write-offs in favor of or held by Account Debtors and any other item that could reduce or otherwise impair the full and timely collection of





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Accounts by (b) Borrower's cash collections (excluding extraordinary items)
plus the dollar amount of the preceding clause (a).

                 "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce Foothill's advance rate against Eligible Account by one percentage point for each percentage point by which Dilution is in excess of twelve percent (12%).

                 "Early Termination Premium" has the meaning set forth in
Section 3.5.

                 "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business that arise out of Borrower's sale of goods or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill, and that are and at all times shall continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

                 (a) Accounts with respect to which the Account Debtor has failed to pay within one hundred twenty (120) days of invoice date or sixty
(60) days past due, Accounts with selling terms of more than seventy-five (75) days (or, in the case of Sportsmart, Inc. and Service Merchandise, ninety (90) days), and all Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to Borrower within one hundred twenty (120) days of invoice date;

                 (b) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of Borrower;

                 (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional, except as otherwise approved by Foothill;

                 (d) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount, of a tenor, and issued by a financial institution, acceptable to Foothill;

                 (e) Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States;

                 (f) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

                 (g) Accounts owing, as of any date of determination, by the three Account Debtors with the greatest obligations owing to Borrower, which in the aggregate exceed eighty





Amended and Restated Loan and Security Agreement--Page 5
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percent (80%) of all Eligible Accounts, to the extent that the obligations owing by such three Account Debtors are in excess of such percentage;

                 (h) Accounts with respect to an Account Debtor (other than the three Account Debtors subject to the preceding clause (g) as of the date of determination) whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts, to the extent that the obligations owing by such Account Debtor are in excess of such percentage;

                 (i) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                 (j) Accounts, the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                 (k) Accounts that are payable in other than United States Dollars; and

                 (l) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

                 "Eligible Inventory" means Inventory (net of reserves for obsolescence and reserves for restructuring charges as determined in Foothill's reasonable discretion) consisting of first quality finished goods held for sale in the ordinary course of Borrower's business and raw materials for such finished goods, that are located at Borrower's premises identified on Schedule E-1, are acceptable to Foothill in all respects, and strictly comply with all of Borrower's representations and warranties to Foothill. Eligible Inventory shall not include slow moving or obsolete items, restrictive or custom items, work-in-process, components that are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory at any location other than those set forth on Schedule E-1, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to Foothill's perfected security interests, Inventory the sale of which by or on behalf of Foothill may be restricted by any Person claiming a right or interest in such Inventory (or any trademark, license, copyright, patent or other right or interest relating to such Inventory), defective goods, "seconds," and Inventory acquired on consignment. Eligible Inventory shall be valued at the lower of Borrower's cost or market value; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit determination. All references to Eligible Inventory, other than such references in Section 2.1(a), shall be deemed to include Inventory In-Transit.

                 "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Borrower in any of the foregoing, and all





Amended and Restated Loan and Security Agreement--Page 6
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attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States of America, together with all regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) which, within the meaning of Section 414 of the IRC, is: (i) under common control with Borrower; (ii) treated, together with Borrower, as a single employer; (iii) treated as a member of an affiliated service group of which Borrower is also treated as a member; or (iv) is otherwise aggregated with the Borrower for purposes of the employee benefits requirements listed in IRC Section 414(m)(4).

                 "ERISA Event" means any one or more of the following: (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (ii) a Prohibited Transaction with respect to any Plan; (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make;
(vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (ix) a violation of the applicable requirements of Sections 404 or 405 of ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary or disqualified person with respect to any Plan for which Borrower or any ERISA Affiliate may be directly or indirectly liable.

                 "Event of Default" has the meaning set forth in Section 8.

                 "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to:

                 (a) the lesser of (i) the Borrowing Base (based on the applicable advance rates set forth in Section 2.1(a) hereof), subject to the sublimits and availability reserves from time to time established by Foothill hereunder, minus the sum of the aggregate amount of all undrawn or unreimbursed L/Cs and L/C Guaranties (exclusive of Inventory Letters of Credit), together with the Inventory L/C Reserve Amount, and (ii) the Maximum Amount minus the aggregate amount of all undrawn or unreimbursed L/Cs and L/C Guaranties (including Inventory Letters of Credit); plus





Amended and Restated Loan and Security Agreement--Page 7
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                 (b)      unrestricted cash of Borrower; minus

                 (c)      the amount of all then outstanding and unpaid
Obligations.

                 "FEIN" means Federal Employer Identification Number.

                 "Foothill" has the meaning set forth in the preamble to this Agreement.

                 "Foothill Expenses" means all: costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic Collateral or Real Property appraisals), real estate survey, environmental audit, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or the Real Property, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                 "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                 "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or





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"EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

                 "Indebtedness" means: (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capital leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                 "Individual Guarantors" means Glenn D. Bollinger and Bobby D. Bollinger.

                 "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                 "In-Transit Inventory Reserve" means a reserve in an amount acceptable to Foothill to cover the costs of freight, duty, customs and other costs relating to the importation of inventory.

                 "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                 "Inventory Advance Rate" as of the Closing Date, shall mean forty-eight percent (48%). Following each appraisal of Inventory that produces an orderly liquidation value of the Eligible Inventory, Foothill shall increase or decrease the Inventory Advance Rate to the percentage obtained by multiplying 80% times the percentage that results from dividing the orderly liquidation value of Eligible Inventory by the fair market value of such Eligible Inventory, in each case using the valuations determined by the most recent Inventory appraisal conducted by Foothill; provided, however, the Inventory Advance Rate shall never exceed fifty-five percent (55%). The effective date of adjustments to the Inventory Advance Rate and the foregoing calculations shall be determined by Foothill in its reasonable discretion.





Amended and Restated Loan and Security Agreement--Page 9
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                 "Inventory In-Transit" means all Inventory that would
otherwise qualify as Eligible Inventory, but that is in-transit for direct delivery to Borrower, to the extent that Borrower holds good legal title to such Inventory and such Inventory is adequately insured for full replacement value, and is not located at a port of shipping for more than thirty (30) days prior to shipment.

                 "Inventory L/C Reserve Amount" means the sum of (i) forty-eight percent (48%) of the aggregate Inventory Letters of Credit plus
(ii) an amount sufficient to reserve for associated freight, duty, customs and other related costs.

                 "Inventory Letter of Credit" means a documentary L/C issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that satisfy the following conditions: (a) all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance reasonably satisfactory to Foothill and reflecting the passage to Borrower of title to Inventory conforming to Borrower's contract with the seller thereof, (b) the Inventory covered by such L/C would, but for its not being located at a location set forth on Schedule E-1, be Eligible Inventory, (c) the Inventory shall be fully insured, and (d) such L/C shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Inventory.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                 "L/C" has the meaning set forth in Section 2.2(a).

                 "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                 "Loan Documents" means this Agreement, the Lockbox Agreements, the Mortgages, any other note or notes executed by Borrower and payable to Foothill, and any other agreement entered into in connection with this Agreement.

                 "Lockbox Account" shall mean the depository account established pursuant to the respective Lockbox Agreement.

                 "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and the Lockbox Bank.

                 "Lockbox Bank" means Bank One, Texas, N.A.

                 "Maximum Amount" means Fifteen Million Dollars ($15,000,000).





Amended and Restated Loan and Security Agreement--Page 10

                 "Maximum Rate" means the maximum rate of interest permitted by applicable law as the same exists from day to day during the term of this Agreement, including, to the extent that Texas law may apply to the rights of the parties hereunder notwithstanding the choice of California law contained in
Section 13 hereof (and without any intent of the parties to diminish or negate the intent or effect of the provisions of Section 13 hereof), the greatest of either (i) the applicable "weekly ceiling" as defined in Chapter 1D of the Texas Credit Title (Tex. Rev. Civ. Stat. Ann. art. 5069 Sections 1.01 et seq.; Tex. Fin. Code Ann. Sections 303.001 et seq.) (the "Act"), with said weekly ceiling being adjusted weekly as permitted under the Act, as the Act may be amended, modified, codified or supplemented and in effect from time to time,
(ii) the "annual ceiling" or the "quarterly ceiling" from time to time in effect as referred to and defined in the Act, upon the giving of notice by Foothill of its election to utilize the "annual ceiling" or the "quarterly ceiling" to the extent permitted by the Act and with the effect provided therein, (iii) the rate permitted by any federal law if such federal law applies or may be applied to this transaction and when and for so long as the rate permitted thereunder is greater than that permitted under clause (i) or clause (ii) hereof, or (iv) the maximum rate permitted by law when and as the law changes to permit a greater maximum rate that stated in clauses (i), (ii) or (iii) above.

                 "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property and the related improvements thereto.

                 "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the IRC in which employees of Borrower or an ERISA Affiliate participate or to which Borrower or any ERISA Affiliate contribute or are required to contribute.

                 "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                 "Obligations" means all loans, Revolving Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Foothill under any outstanding L/Cs or L/C Guaranties, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due





Amended and Restated Loan and Security Agreement--Page 11 and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                 "Operating Income Projections" means the Borrower's 1998 and 1999 Income Projections dated the Closing Date, prepared by Borrower and delivered to, and approved by, Foothill on the Closing Date, including the one-time charges set forth therein but only to the extent specified therein. For all periods after fiscal year 1999, the Operating Income Projections for any period shall mean projections to be delivered to, and approved by, Foothill pursuant to Section 6.4 hereof.

                 "Overadvance" has the meaning set forth in Section 2.3.

                 "Participant" means any Person, other than Foothill, that has committed to provide a portion of the financing contemplated herein.

                 "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                 "Permitted Investment" shall mean, at any time at which there are no outstanding Obligations due and payable by Borrower, any Corporate Guarantor or Individual Guarantor to Foothill: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of such acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Services, Inc. ("Moody's"); (c) certificates of deposit or repurchase agreements (relating to interests in obligations described in the preceding clause (a)) issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than six months from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than six months from the date of acquisition thereof; and (e) eurodollar time deposits issued by an affiliate of a bank or trust company meeting the requirements set forth in the preceding clause (c) and maturing not more than six months from the date of acquisition thereof.

                 "Permitted Liens" means: (a) liens and security interests held by Foothill; (b) liens for unpaid taxes that are not yet due and payable;
(c) liens and security interests set forth on Schedule P- 1 attached hereto;
(d) purchase money security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.10, and so long as the security interest or lien only secures the purchase price of the asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto; (f) obligations and duties as lessee under any lease existing on the





Amended and Restated Loan and Security Agreement--Page 12 date of this Agreement or that may be entered into with the approval of Foothill in accordance with the terms hereof; (g) mechanics', materialmen's, warehousemen's, or similar liens that arise by operation of law; and (h) exceptions listed in the title insurance or commitment therefor to be delivered by Borrower hereunder in respect of the Real Property; and (i) pledges or deposits made in the ordinary course of business to secure non-delinquent obligations (not in excess of $25,000) existing under statutory requirements consisting of worker's compensation unemployment insurance, and similar legislation.

                 "Permitted Protest" means the right of Borrower to protest any lien, tax, rental payment, or other charge, other than any such lien or charge that secures the Obligations, provided (i) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill, (ii) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (iii) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the liens or security interests of Foothill in and to the property or assets of Borrower.

                 "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

                 "Prohibited Transaction" means any transaction described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c) of the IRC.

                 "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the IRC which Borrower or any ERISA Affiliate sponsors, maintains, or to which any such person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                 "Real Property" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any parcels of real property hereafter acquired by Borrower.

                 "Reference Rate" means the highest of the variable rates of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.





Amended and Restated Loan and Security Agreement--Page 13

                 "Renewal Date" has the meaning set forth in Section 3.3.

                 "Reportable Event" means any event described in Section 4043 (other than Subsections (b)(7) and (b)(9)) of ERISA.

                 "Revolving Advances" has the meaning set forth in Section
2.1(a).

                 "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                 "Tangible Net Worth" means, as of the date any determination thereof is to be made, the difference of: (a) the sum of (i) Borrower's total stockholder's or partner's equity (deficit); (ii) all Foothill Expenses; (iii) the one-time charges set forth in the Operating Income Projections, but only to the extent actually incurred; and (iv) the minority interest in any subsidiary shareholder's or partner's equity; minus (b) the sum of (i) all intangible assets of Borrower; (ii) all of Borrower's prepaid expenses; and (iii) all amounts due to Borrower from Affiliates; in each case, calculated on a consolidated basis.

                 "Unfunded Benefit Liability" means the excess of a Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to
Section 412 of the IRC for the applicable plan year.

                 "Voidable Transfer" has the meaning set forth in Section 15.8.

                 "Working Capital" means the result of subtracting Consolidated Current Liabilities from Consolidated Current Assets.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a





Amended and Restated Loan and Security Agreement--Page 14 financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1     REVOLVING ADVANCES.

                 (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances (the "Revolving Advances") to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base, less: (i) the undrawn or unreimbursed amount of L/Cs and L/C Guaranties outstanding hereunder for all L/Cs and L/C Guaranties that are not Inventory Letters of Credit, and (ii) the Inventory L/C Reserve Amount regarding Inventory Letters of Credit. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the sum of:

                 (i) an amount equal to the lesser of: (y) seventy-five percent (75%) of the amount of Eligible Accounts, and (z) an amount equal to Borrower's collections with respect to Accounts for the immediately preceding sixty (60) day period; provided, however, that the foregoing initial advance rate of seventy-five percent (75%) shall be reduced by the Dilution Reserve; and

                 (ii) an amount equal to the lowest of:

                          (x) the sum of (a) the Inventory Advance Rate times
                 the amount of Eligible Inventory, excluding Inventory In-Transit, and (b) the lesser of the Inventory Advance Rate times the amount of Inventory In-Transit (valued at the lower of cost or market value as determined by Foothill) and Three Million Dollars ($3,000,000) minus (c) the In-Transit Inventory Reserve;





Amended and Restated Loan and Security Agreement--Page 15

                          (y) the amount of credit availability created by
                 Section 2.1(a)(i) above multiplied by one hundred thirty three percent (133%); and

                          (z) Seven Million Five Hundred Thousand Dollars
                 ($7,500,000).

                 (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may reduce its advance rates based upon Eligible Accounts or Eligible Inventory or establish availability reserves without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral.

                 (c) Foothill shall have no obligation to make Revolving Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

                 (d) Foothill is authorized to make Revolving Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower, or without instructions if pursuant to Section 2.4(d). Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the Revolving Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Revolving Advances requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2     LETTERS OF CREDIT AND LETTER OF CREDIT GUARANTIES.

                 (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guaranties of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base, less the sum of (A) the amount of Revolving Advances outstanding pursuant to Section 2.1, (B) the undrawn and unreimbursed amount of L/Cs and L/C Guaranties for L/Cs and L/C Guaranties, which are not Inventory Letters of Credit, and (C) the Inventory L/C Reserve Amount regarding Inventory Letters of Credit, and (ii) Four Million Dollars ($4,000,000). Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of letters of credit that are to be the subject of L/C Guaranties. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guaranties may be outstanding on the Closing Date. Each L/C and each letter of credit that is the subject of an L/C Guaranty shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.3 (without regard to any potential renewal term); and all such L/Cs and letters of credit (and the applicable L/C Guaranties) shall be in form and substance acceptable to Foothill in its sole





Amended and Restated Loan and Security Agreement--Page 16 discretion. Foothill shall not have any obligation to issue L/Cs, L/C Guaranties or Inventory Letters of Credit to the extent that the face amount of all outstanding such instruments, plus the amount of Revolving Advances outstanding pursuant to Section 2.1, would exceed the Maximum Amount. The L/Cs and the L/C Guaranties issued under this Section 2.2 shall be used by Borrower, consistent with this Agreement, for its general working capital purposes or to support its obligations with respect to workers' compensation premiums or other similar obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed to be a Revolving Advance made by Foothill to Borrower pursuant to Section 2.1 and, thereafter, shall bear interest at the rates then applicable under Section 2.4.

                 (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys' fees incurred by Foothill arising out of or in connection with any L/Cs or L/C Guaranties. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the L/Cs or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guaranties may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including attorneys' fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

                 (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guarantied by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                 (d) Any and all service charges, commissions, fees, and costs as established from time to time by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill. On the first day of each month, Borrower will pay Foothill a fee equal to two percent (2%) per annum times the average Daily Balance of the L/Cs and L/C Guaranties that were outstanding during the immediately preceding month. Service charges, commissions, fees, and costs may be charged to Borrower's loan account at the time the service is rendered or the cost is incurred.

                 (e) Immediately upon the termination of this Agreement, Borrower agrees to either: (i) provide cash collateral to be held by Foothill in an amount equal to the maximum amount of Foothill's obligations under L/Cs plus the maximum amount of Foothill's obligations





Amended and Restated Loan and Security Agreement--Page 17 to any Person under outstanding L/C Guaranties, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under its outstanding L/Cs and L/C Guaranties. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

         2.3 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 is greater than either the dollar or percentage limitations set forth in Sections
2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay non-contingent Obligations and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to L/Cs or L/C Guaranties.

         2.4     INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                 (a) Interest Rate. From and after the date hereof all Obligations, except for undrawn L/Cs and L/C Guaranties, shall bear interest on the average Daily Balance, at a per annum rate equal to the lesser of (i) the sum of the Reference Rate and the Applicable Margin then in effect or (ii) the Maximum Rate.

                 (b) Default Rate. (i) All Obligations, except for undrawn L/Cs and L/C Guaranties, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to the lesser of four and three-quarters (4.75%) percentage points above the Reference Rate or the Maximum Rate. (ii) From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to five percent (5%) per annum times the average Daily Balance of the undrawn L/Cs and L/C Guaranties that were outstanding during the immediately preceding month.

                 (c) Minimum Interest. In no event shall the rate of interest chargeable hereunder be less than eight percent (8%) per annum.

                 (d) Payments. Interest hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), and all installments on any other note or other Loan Document to Borrower's loan account, which amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                 (e) Computation. The Reference Rate as of the date of this Agreement is eight and one-half percent (8 1/2%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All





Amended and Restated Loan and Security Agreement--Page 18 interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                 (f) However, if at any time the applicable interest rate shall exceed the Maximum Rate and thereafter the applicable interest rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of Foothill, be the Maximum Rate until the total interest paid by Borrower equals the amount which would have been paid but for the applicable interest rate having been in excess of the Maximum Rate. If at maturity of final payment of the Obligations the total amount of interest paid or accrued on the Obligations under the provisions of Sections 2.4(a) and (b) is less than the total amount of interest which would have accrued if the applicable interest rate had at all times been in effect, then Borrower to the fullest extent permitted by law, shall pay to Foothill an amount equal to the difference between (a) the amount of interest which would have accrued on the Obligations if the applicable interest rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the provisions of Sections 2.4 (a) and (b).

                 (g) Interest Savings. It is the intention of the parties hereto to conform strictly to all usury laws applicable to this transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America or any jurisdiction whose laws may be mandatorily applicable notwithstanding the other provisions of the Agreement), then, notwithstanding anything to the contrary in the Agreement or in any other instrument or agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received under this Agreement or under any other instruments or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated for any reason under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been repaid in full, refunded to Borrower). In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to Foothill, under any specific contingency, exceeds the Maximum Rate, Borrower and Foothill shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof,
(iii) amortize the applicable interest on the Obligations so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, so that no such portion shall bear interest at a rate greater than that permitted by applicable law.





Amended and Restated Loan and Security Agreement--Page 19

         2.5 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any wire transfer of funds, check, or other item of payment by Foothill (whether from transfers to Foothill by the Lockbox Bank pursuant to the Lockbox Agreements or otherwise) immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for one and one-half (1.5) Business Days of 'clearance' at the rate set forth in Section 2.4(a)(i) or Section 2.4(b)(i), as applicable, on all collections, checks, wire transfers, or other items of payment that are received by Foothill (regardless of whether forwarded by the Lockbox Bank to Foothill, whether provisionally applied to reduce the Obligations, or otherwise). This across-the-board one and one-half (1.5) Business Day clearance charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and irrespective of the level of Borrower's Obligations to Foothill. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment shall be deemed received by Foothill only if it is received into Foothill's Operating Account (as such account is identified in the Lockbox Agreements) on or before 11:00 a.m. Los Angeles time. If any wire transfer, check, or other item of payment is received into Foothill's Operating Account (as such account is identified in the Lockbox Agreements) after 11:00 a.m. Los Angeles time, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

         2.6 STATEMENTS OF OBLIGATIONS. Foothill shall render monthly statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within sixty (60) days after receipt thereof by Borrower, Borrower shall deliver to Foothill by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

         2.7     FEES.  Borrower shall pay to Foothill the following fees:

                 (a) Unused Line Fee. On the first day of each month during the term of this Agreement, a fee in an amount equal to one-half of one percent (1/2%) per annum times the Average Unused Portion of the Maximum Amount (including on any increases in the Maximum Amount);

                 (b) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner up to an aggregate of $30,000 during any fiscal year, other than any such year during which an Event of Default shall have occurred, plus out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; Foothill's customary appraisal fee of One





Amended and Restated Loan and Security Agreement--Page 20

Thousand Five Hundred Dollars ($1,500) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Foothill, plus the cost of third party Inventory appraisals, which will be conducted no less frequently than annually; and, on each anniversary of the Closing Date, Foothill's customary fee of One Thousand Dollars ($1,000) per year for its loan documentation review; and

                 (c) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Three Thousand Five Hundred Dollars ($3,500) per month; provided, however, that such fee will be reduced to Two Thousand Five Hundred Dollars ($2,500) per month for each month commencing on or after September 1, 1998. In the event Borrower fails to meet or exceed its Operating Income Projections for fiscal year 1999 or in the event there shall occur an Event of Default, the servicing fee shall be increased to Three Thousand Five Hundred Dollars ($3,500) per month for all subsequent periods.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE, L/C, OR L/C GUARANTEE. The obligation of Foothill to make the initial advance or to provide the initial L/C or L/C Guarantee is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                 (a) the Closing Date shall occur on or before May 15, 1998;

                 (b) Foothill shall have received searches reflecting the filing of any financing statements to be filed in connection herewith;

                 (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                          (i)     a limited guarantee from each of the
Individual Guarantors; and

                          (ii)    a consent and reaffirmation of each of the
continuing guaranties and security agreements from the Corporate Guarantors, together with such UCC filings and searches as Foothill may require;

                 (d) Foothill shall have received a certificate from the Secretary or General Partner of each Borrower, as appropriate, attesting to the resolutions of Borrower's Board of Directors or partners, authorizing the execution and delivery of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers or partners of Borrower to execute same;

                 (e) Foothill shall have received copies of each Borrower's Bylaws and Articles of Incorporation or Partnership Agreement, as appropriate, in each case, as amended,





Amended and Restated Loan and Security Agreement--Page 21 modified, or supplemented to the Closing Date, certified by the Secretary or a partner of Borrower;

                 (f) Foothill shall have received a certificate of corporate status with respect to Borrower, dated as of a recent date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

                 (g) Foothill shall have received certificates of corporate or partnership status, as appropriate, with respect to Borrower, each dated as of a recent date of the Closing Date, such certificates to be issued by the Secretary of State of the states in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or properties and assets of Borrower, which certificates shall indicate that Borrower is in good standing;

                 (h) Foothill shall have received landlord waivers from the lessors of the locations where the Inventory or Equipment is located;

                 (i) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

                 (j) Foothill shall have received satisfactory evidence that all returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

                 (k) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

         3.2 CONDITIONS PRECEDENT TO ALL REVOLVING ADVANCES, L/CS, OR L/C GUARANTIES. The following shall be conditions precedent to all Revolving Advances, L/Cs, or L/C Guaranties hereunder:

                 (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such advance, L/C, or L/C Guaranty, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                 (b) no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, L/C, or L/C Guaranty, nor shall either result from the making thereof; and

                 (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such advance or the issuance of such L/C or L/C Guaranty shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.





Amended and Restated Loan and Security Agreement--Page 22

         3.3 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect until August 20, 2002 (the "Renewal Date"), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.4 EFFECT OF TERMINATION. On the date of termination, all Obligations (including contingent reimbursement obligations under any outstanding L/Cs or L/C Guaranties) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral and the Real Property shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide Revolving Advances hereunder is terminated.

         3.5 EARLY TERMINATION BY BORROWER. The provisions of Section 3.3 that allow termination of this Agreement by Borrower only on the Renewal Date notwithstanding, Borrower has the option, at any time upon ninety (90) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the L/Cs or L/C Guaranties), together with a premium (the "Early Termination Premium") equal to:

            Period of Time During Which
                Termination Occurs                 Percent of Maximum Amount
        ----------------------------------         -------------------------
        Prior to August 21, 1998                             4.0%
        August 21, 1998 to August 20, 1999                   2.5%
        August 21, 1999 to August 20, 2000                   2.0%
        August 21, 2000 to August 20, 2001                   1.5%
        After August 20, 2001                                1.0%

         3.6 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination; and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.6 shall be deemed included in the Obligations.





Amended and Restated Loan and Security Agreement--Page 23

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral or the Real Property.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. On or before the Closing Date, Foothill, Borrower, and the Lockbox Bank shall enter into the Lockbox Agreements, in form and substance satisfactory to Foothill in its sole discretion, pursuant to which all of Borrower's cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) will be forwarded to Foothill on a daily basis. At any time, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and the Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on





Amended and Restated Loan and Security Agreement--Page 24 any of the documents described in Section 4.4; (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower as soon as reasonably practicable; (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and
(g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure (in accordance with Section 1208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

         4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral or the Real Property in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property.

5.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Foothill as follows:

         5.1 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral and the Real Property, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are, at the time of the creation thereof and as of each date on which Borrower includes them in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and





Amended and Restated Loan and Security Agreement--Page 25 unconditional acceptance by the Account Debtor. At the time of the creation of an Eligible Account and as of each date on which Borrower includes an Eligible Account in a Borrowing Base calculation or certification, Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Eligible Account.

         5.3 ELIGIBLE INVENTORY. All Eligible Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

         5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior-written consent) and are located only at the locations identified on Schedule 6.14 or otherwise permitted by Section 6.14.

         5.5 INVENTORY RECORDS. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

         5.6 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement. Inc.'s FEIN is 75-2502577, L.P.'s FEIN is 75-2502573, and NBF's FEIN is 58-2110622.

         5.7 DUE ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES. Borrower is duly organized and existing and in good standing under the laws of its jurisdiction of formation, and is qualified and licensed to do business in, and in good standing in, each state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral or the Real Property to Foothill. Borrower has no subsidiaries other than as described in Schedule 5.7.

         5.8 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's articles, certificate of incorporation, by-laws, organizational documents, partnership agreements or certificate of limited partnership, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.

         5.9 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency, and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.9, and (c) and matters arising after the date hereof that, if decided adversely to Borrower, would not materially impair the prospect of repayment of the Obligations





Amended and Restated Loan and Security Agreement--Page 26 or materially impair the value or priority of Foothill's security interests in the Collateral or the Real Property.

         5.10 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. All financial statements relating to Borrower or any Corporate Guarantor or Individual Guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP, (except as to the Individual Guarantors) and fairly present Borrower's (or such Corporate Guarantor or Individual Guarantor, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower (or such Corporate Guarantor or Individual Guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

         5.11 SOLVENCY. Borrower and each Corporate Guarantor are Solvent. No transfer of property is being made by Borrower or any Corporate Guarantor and no obligation is being incurred by Borrower or any Corporate Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.12 EMPLOYEE BENEFITS. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC. Each Qualified Plan and Multiemployer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the IRC, and, to the best knowledge of Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities under Title IV of ERISA with respect to any Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor with respect to any Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. No Plan subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than Borrower or an ERISA Affiliate or has otherwise engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which could reasonably be expected to have a material adverse effect on the financial condition of Borrower. Neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or
(y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrower. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrower.





Amended and Restated Loan and Security Agreement--Page 27

Borrower and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the IRC.

         5.13 ENVIRONMENTAL CONDITION. Except as disclosed in writing to Foothill, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. To the best of Borrower's knowledge after due inquiry, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.14 PATENTS, COPYRIGHTS AND TRADEMARKS. Borrower has no registered trademarks or copyrights and has not applied for or been issued any patents by any governmental authority or instrumentality thereof other than those listed on Schedule 5.14.

         5.15 MATERIAL AGREEMENTS. Each agreement that is material to the Borrower, taken as a whole, is in full force and effect and no default or event that, with the giving of notice, or the passage of time, would constitute a default, has occurred and is continuing under any such agreement.

         5.16 RELIANCE BY FOOTHILL; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated (except to the extent such warranty or representation relates solely to an earlier date) with each advance or issuance of an L/C or L/C Guaranty and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Foothill.

6.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be requested by Foothill. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.





Amended and Restated Loan and Security Agreement--Page 28

         6.2 COLLATERAL REPORTS. Borrower shall deliver to Foothill, no later than the tenth (10th) day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement, and a summary aging, by vendor, of all accounts payable and any book overdraft. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor with, at Foothill's request, a copy to Foothill, and, at Foothill's direction, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill. Borrower shall deliver to Foothill, as Foothill may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Foothill, copies of all such documentation shall be held by Borrower as custodian for Foothill. In addition, from time to time, Borrower shall deliver to Foothill such other and additional information or documentation as Foothill may request.

         6.3 SCHEDULES OF ACCOUNTS. With such regularity as Foothill shall require, Borrower shall provide Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

         6.4 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower agrees to deliver to Foothill: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default; (c) as soon as available, but in any event within ninety (90) days after the end of each fiscal year, a business plan, including a description of the bonus plan for executive officers and senior managers of the Borrower; and (d) as soon as available, but in any event within ninety (90) days after the end of each fiscal year commencing after March 31, 1998, a budget for the following fiscal year, including projections of net operating income for such fiscal year, in each case in such form and detail as Foothill may reasonably request. The audited financial statements to be delivered pursuant to this Section 6.4 shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more subsidiaries, or Affiliates, or is a subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                 Together with the above, Borrower and each Corporate Guarantor also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and





Amended and Restated Loan and Security Agreement--Page 29

Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders or partners, and any other report reasonably requested by Foothill relating to the Collateral, the Real Property, or the financial condition of Borrower.

                 Each month, together with the financial statements provided pursuant to Section 6.4(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer or individual responsible for the financial affairs of Borrower to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP and fairly present the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                 Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

         6.5 TAX RETURNS. Borrower agrees to deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

         6.6 DESIGNATION OF INVENTORY. Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Foothill a designation of Inventory specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process, and finished goods, and further specifying such other information as Foothill may reasonably request.

         6.7 RETURNS. Returns and allowances, if any, as between Borrower and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has





Amended and Restated Loan and Security Agreement--Page 30 occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. On a daily basis or such other basis as Foothill and Borrower may hereafter agree, Borrower shall notify Foothill of all returns and recoveries and of all disputes and claims.

         6.8 TITLE TO EQUIPMENT. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.9 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

         6.10 TAXES. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

         6.11    INSURANCE.

                 (a) Borrower, at its expense, shall keep the Collateral and the Real Property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral and the Real Property, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                 (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that





Amended and Restated Loan and Security Agreement--Page 31 the insurer must give at least ten (10) days prior written notice to Foothill before canceling its policy for any reason. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Obligations.

         6.12    FINANCIAL COVENANTS.  Borrower shall maintain:

                 (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least one and one-half to one (1.50:1.0), measured on a fiscal quarter-end basis;

                 (b) Total Liabilities to Tangible Net Worth Ratio. A ratio of Borrower's total liabilities divided by Tangible Net Worth of not more than two to one (2.00:1.00), measured on a fiscal quarter-end basis; and

                 (c) Tangible Net Worth. Tangible Net Worth of at least Seven Million Dollars ($7,000,000), measured on a fiscal quarter-end basis.

         6.13 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.14 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall keep the Inventory and Equipment only at the locations identified on Schedule 6.14; provided, however, that Borrower may amend Schedule 6.14 so long as such amendment occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill.

         6.15 COMPLIANCE WITH LAWS. Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral and the Real Property to Foothill.

         6.16    EMPLOYEE BENEFITS.

                 (a) Borrower shall deliver to Foothill a written statement by the chief financial officer of Borrower specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto promptly, and in any event within ten (10) days





Amended and Restated Loan and Security Agreement--Page 32 of becoming aware of any of them, and when known, any action taken or threatened by the Internal Revenue Service, PBGC, Department of Labor, or other party with respect thereto: (i) an ERISA Event with respect to any Plan; (ii) the incurrence of an obligation to pay additional premium to the PBGC under
Section 4006(a)(3)(E) of ERISA with respect to any Plan; and (iii) any lien on the assets of Borrower arising in connection with any Plan.

                 (b) Borrower shall also promptly furnish to Foothill copies prepared or received by Borrower or an ERISA Affiliate of: (i) at the request of Foothill, each annual report (Internal Revenue Service Form 5500 series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules showing the amounts contributed to each Plan by or on behalf of Borrower or its ERISA Affiliates for the most recent three (3) plan years; (ii) all notices of intent to terminate or to have a trustee appointed to administer any Plan; (iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the IRC; (v) all written notices received with respect to a Multiemployer Plan concerning (x) the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (y) a termination described in
Section 4041A of ERISA, or (z) a reorganization or insolvency described in Subtitle E of Title IV of ERISA; (vi) the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the IRC by Borrower or any ERISA Affiliate; (vii) the adoption of any amendment to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC, if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or (viii) the commencement of contributions by Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC.

         6.17 LEASES. Borrower shall pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts from the loan availability created under Section 2.1 hereof.

         6.18 MATERIAL AGREEMENTS. Borrower shall duly observe and perform all material terms and conditions of each agreement to which it is party and that is material to Borrower, taken as a whole. Borrower shall promptly notify Foothill of all material notices or communications in respect of any such material agreement and provide Foothill with copies of the same.

7.       NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:





Amended and Restated Loan and Security Agreement--Page 33

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                 (a)      Indebtedness evidenced by this Agreement;

                 (b) Indebtedness set forth in the latest financial statements of Borrower submitted to Foothill on or prior to the Closing Date;

                 (c)      Indebtedness secured by Permitted Liens; and

                 (d) refinancings, renewals, or extensions of Indebtedness permitted under clause (b) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement liens secure only those assets or property that secured the original Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, partnership interests or other evidence of beneficial ownership of any Person.

         7.4 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets (other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted).

         7.5 CHANGE NAME. Change Borrower's name, FEIN, business structure, or identity, or add any new fictitious name.





Amended and Restated Loan and Security Agreement--Page 34

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

         7.7 RESTRUCTURE. Make any change in Borrower's financial structure, the principal nature of Borrower's business operations, or the date of its fiscal year, which ends on March 31 of each year.

         7.8 PREPAYMENTS. Except in connection with a refinancing permitted by Section 7.1(d), prepay any Indebtedness owing to any third Person.

         7.9 CHANGE OF CONTROL. Cause, permit or suffer, directly or indirectly, any Change of Control.

         7.10 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor where the aggregate amount of such capital expenditures, made or committed for in any fiscal year is in excess of Seven Hundred Fifty Thousand Dollars ($750,000).

         7.11 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except as provided in Schedule 6.14.

         7.12 DISTRIBUTIONS. Except for distributions or dividends from NBF to Inc., make any distribution or declare or pay any dividends or partnership distributions (in cash or otherwise) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, or any partnership interest, whether now or hereafter outstanding.

         7.13 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.14 INVESTMENTS. During the effectiveness of this Agreement, directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, one or more Persons in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, other than Permitted Investments.





Amended and Restated Loan and Security Agreement--Page 35

         7.15 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-Affiliate.

         7.16 SUSPENSION. Suspend or go out of a substantial portion of its business.

         7.17 COMPENSATION. (i) Increase the annual fee or per-meeting fees paid to directors during any year by more than fifteen percent (15%) over the prior year; (ii) pay or accrue base salary (including all cash compensation, other than bonuses covered by Section 7.17(iii)), during any year, to executive officers (as defined in Borrower's Form 10-K) and senior management employees in an aggregate amount in excess of one hundred fifteen percent (115%) of the base salary paid or accrued in the prior year; (iii) pay or accrue any bonus or other incentive compensation, during any year, to executive officers (as defined in Borrower's Form 10-K) and senior management employees in an aggregate amount in excess of one hundred fifteen percent (115%) of the bonus plan referenced in the business plan provided to, and approved, by Foothill pursuant to Section 6.4 hereof.

         7.18 USE OF PROCEEDS. Use the proceeds of the Revolving Advances made hereunder for any purpose other than: (a) to pay transactional costs and expenses incurred in connection with this Agreement; and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate or partnership purposes.

         7.19 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

8.       EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);





Amended and Restated Loan and Security Agreement--Page 36

         8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill;

         8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral or the Real Property;

         8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

         8.5     If an Insolvency Proceeding is commenced by Borrower;

         8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to make additional Revolving Advances or issue additional L/Cs or L/C Guaranties hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of' Borrower; or (e) an order for relief shall have been issued or entered therein;

         8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

         8.9 If a judgment or other material claim becomes a lien or encumbrance upon any portion of Borrower's properties or assets;

         8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

         8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the





Amended and Restated Loan and Security Agreement--Page 37 extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any partner, officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

         8.13 If the obligation of any Individual Guarantor or Corporate Guarantor or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

         8.14 If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of Borrower: (i) the violation of any of the provisions of ERISA; (ii) the loss by a Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Plan under Sections 4041 or 4041A of ERISA; (vi) a complete or partial withdrawal of Borrower or an ERISA Affiliate from any Plan;
(vii) the receipt of a notice by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; and (ix) the assessment against Borrower or any ERISA Affiliate of a tax under Section 4980B of the IRC; or (b) the Unfunded Benefit Liability of all of the Plans of Borrower and its ERISA Affiliates shall, in the aggregate, exceed Twenty Five Thousand Dollars ($25,000); or

         8.15 If any writing, document, aging, certificate or other evidence of the Accounts or Inventory shall be materially incomplete, incorrect, or misleading at the time the same is furnished to Foothill.

         8.16 If any Individual Guarantor or Corporate Guarantor fails to comply with the terms or provisions of the guaranty to which such Individual or Corporate Guarantor is a party or if there is otherwise a default under any such guaranty.

9.       FOOTHILL'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                 (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;





Amended and Restated Loan and Security Agreement--Page 38

                 (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                 (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral or the Real Property and without affecting the Obligations;

                 (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                 (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                 (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                 (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                 (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                 (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising





Amended and Restated Loan and Security Agreement--Page 39 matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                 (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                 (k) Foothill shall give notice of the disposition of the Collateral as follows:

                          (1)     Foothill shall give Borrower and each holder
of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                          (2)     The notice shall be personally delivered or
mailed, postage prepaid, to Borrower as provided in Section 12, at least five
(5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                          (3)     If the sale is to be a public sale, Foothill
also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                 (l) Foothill may credit bid and purchase at any public sale; and

                 (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

         9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.





Amended and Restated Loan and Security Agreement--Page 40

10.      TAX AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.12, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of intention to accelerate, notice of acceleration, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties at any time held by Foothill on which Borrower may in any way be liable.

         11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Except with respect to matters arising solely from the gross negligence or willful misconduct of Foothill, Borrower agrees to defend, indemnify, save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document. This provision shall survive the termination of this Agreement. PURSUANT TO THE FOREGOING PROVISIONS,





Amended and Restated Loan and Security Agreement--Page 41

FOOTHILL MAY BE INDEMNIFIED BY BORROWER FOR FOOTHILL'S OWN NEGLIGENCE.

         11.4 SURETYSHIP WAIVERS AND CONSENTS. Inc., L.P. and NBF (for the purposes of this Section 11.4, each a "Debtor") each acknowledge that the obligations of such Debtor undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons other than such Debtor (including the other Debtor party hereto) and, in full recognition of that fact, each Debtor consents and agrees that Foothill may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Debtors, and without affecting the enforceability or continuing effectiveness hereof as to each Debtor: (a) supplement, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, restate, modify, amend, increase, decrease or waiver, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Foothill in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Foothill or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (i) consent to the merger, change or any other restructuring or termination of the corporate, partnership or other form of existence of any Debtor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Debtor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                 Upon the occurrence and during the continuance of any Event of Default, Foothill may enforce this Agreement independently as to each Debtor and independently of any other remedy or security Foothill at any time may have or hold in connection with the Obligations, and it shall not be necessary for Foothill to marshal assets in favor of any Debtor or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Debtor expressly waives any right to require Foothill to marshal assets in favor of any Debtor or any other Person or to proceed against any other Debtor or any collateral provided by any Person, and agrees that Foothill may proceed against Debtors or any collateral in such order as it shall determine in its sole and absolute discretion.

                 Foothill may file a separate action or actions against any Debtor, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any





Amended and Restated Loan and Security Agreement--Page 42 other Person is joined in any such action or actions. Each Debtor agrees that Foothill and any Debtor and any Affiliate of any Debtor may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement.

                 Foothill's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be requested to be restored or returned by Foothill, all as though such amount had not been paid. The rights of Foothill created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Debtor and whether or not any other Debtor shall have any personal liability with respect thereto.

                 To the maximum extent permitted by applicable law, each Debtor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Debtor with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Debtor (other than by reason of the full payment and performance of all Obligations), (d) any failure of Foothill to marshal assets in favor of any Debtor or any other Person, (e) any failure of Foothill to give notice of sale or other disposition of Collateral to any Debtor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Foothill to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligation, including any failure of Foothill to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (g) any act or omission of Foothill or others that directly or indirectly results in or aids the discharge or release of any Debtor or the Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Foothill to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Foothill of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code,
(1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of Foothill for any reason, or (o) any action taken by Foothill that is authorized by this Section or any other provision of any Loan Document. Until such time as all of the Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) each Debtor hereby waives and postpones any right of subrogation it has or may have as against any other Debtor with respect to the Obligations; and (ii) in addition, each Debtor also hereby waives and





Amended and Restated Loan and Security Agreement--Page 43 postpones any right to proceed or to seek recourse against or with respect to any property or asset of any other Debtor. Each Debtor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new additional Obligations.

                 In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Debtor authorizes Foothill on Foothill's behalf, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting the obligations of any Debtor, the enforceability of this Agreement, or the validity or enforceability of any liens of, or for the benefit of, Foothill on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Without limiting the foregoing and without waiving the benefits of California Commercial Code Section 9501, each Debtor specifically agrees that action maintained by Foothill for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of any property shall not constitute an "action" within the meaning of Section 726 of the California Code of Civil Procedure.

                 To the fullest extent permitted by applicable law, each Debtor expressly waives any defenses to the enforcement of this Agreement or any rights of Foothill created or granted hereby or to the recovery by Foothill against any Debtor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Debtors and may preclude Debtors from obtaining reimbursement or contribution from other Debtors. Each Debtor expressly waives (i) any suretyship defenses or benefits that it otherwise might or would have under applicable law, and (ii) the right, if any, to require Foothill to disclose to such Debtor any information it may now have or hereafter acquire concerning the other Debtor's character, credit, Collateral, financial condition or other matters. Each Debtor has established adequate means to obtain from the other Debtor on a continuing basis financial and other information pertaining to such Debtor's business and affairs, and assumes the responsibility for being and keeping itself informed of the financial and other conditions of the other Debtor and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal. Each Debtor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Debtor that is subject to any such deeds of trust or mortgages or other instruments and any Debtor's failure to receive any such notice shall not impair or affect such Debtor's obligations or the enforceability of this Agreement or any rights of Foothill created or granted hereby. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, EACH DEBTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE OBLIGATIONS, HAS DESTROYED SUCH DEBTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL DEBTOR BY





Amended and Restated Loan and Security Agreement--Page 44

THE OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, SECTION 580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR OTHERWISE. FURTHER, BORROWER EXPRESSLY WAIVES ANY RIGHT, DEFENSE OR BENEFIT UNDER CALIFORNIA CIVIL CODE SECTIONS 2809, 2810, 2819, 2845, 2849, 2850 AND 2855, AND CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 337, 580A AND 580B, AND MY AMENDMENTS THERETO.

                 Foothill need not inquire into the powers of any of the Debtors or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed. All obligations of Debtors to Foothill heretofore, now or hereafter created shall be deemed to have been granted at Debtors' special insistence and request and in consideration of and in reliance upon this Agreement.

                 Debtors and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtors otherwise may have against other Debtors, Foothill or others, or against Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Foothill, as the case may be, at its address set forth below:

         If to Borrower:           Bollinger Industries, L.P.
                                   602 Fountain Parkway
                                   Grand Prairie, Texas  75050
                                   Attn.:  Glenn Bollinger
                                   Telefacsimile No. (972) 343-1199

         If to Foothill:           FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California 90025-3333
                                   Attn.:  Business Finance Division Manager
                                   Telefacsimile No. (310) 479-2690



Amended and Restated Loan and Security Agreement--Page 45

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

         All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or





Amended and Restated Loan and Security Agreement--Page 46 received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15.      GENERAL PROVISIONS.

         15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

         15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder.
In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

         15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

         15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this





Amended and Restated Loan and Security Agreement--Page 47

Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         15.9    INTEGRATION.   This Agreement, together with the other Loan
Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         15.10 INTENTION OF PARTIES. Notwithstanding anything contained herein to the contrary, it is the intention of the parties hereto that this Agreement and the commitments and extensions of credit provided hereunder represent a supplement to, but not a novation or discharge of, the credit facilities provided by the Existing Loan and Security Agreement; and the Borrower hereby represents and warrants to Foothill that after giving effect to the transactions contemplated hereby, the security interests created by the Existing Loan and Security Agreement and set forth herein continue to constitute valid, perfected and first priority (subject only to Permitted Liens) security interests securing all obligations purported to be secured thereby, and each of the Loan Documents, including each security interest provided for therein, continue in full force and effect.




Schedules:

Schedule E-1  (Eligible Inventory Locations)
Schedule P-1  (Permitted Liens)
Schedule R-1  (Real Estate)
Schedule 5.7  (Subsidiaries)
Schedule 5.9  (Litigation)
Schedule 5.14 (Intellectual Property)





Amended and Restated Loan and Security Agreement--Page 48

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed in Los Angeles, California.

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation


                                        By:
                                            ----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                                        BOLLINGER INDUSTRIES, L.P.,
                                        a Texas limited partnership

                                        By:    Bollinger Operating Corp.,
                                               its General Partner


                                        By:
                                            ----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------



                                        BOLLINGER INDUSTRIES, INC.,
                                        a Delaware corporation


                                        By:
                                            ----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------



                                        NBF, Inc.
                                        a Georgia corporation


                                        By:
                                            ----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------






Signature Page to Amended and Restated Loan and Security Agreement--Page 49

                          FOOTHILL CAPITAL CORPORATION
                    11111 SANTA MONICA BOULEVARD, SUITE 1500
                       LOS ANGELES, CALIFORNIA 90025-3333

                                  May 13, 1998

Bollinger Industries, Inc.
Bollinger Industries, L.P.
NBF, Inc.
602 Fountain Parkway
Grand Prairie, Texas  75050

         Re:       Waiver of compliance with certain negative covenants

Gentlemen:

         Reference is made to the Loan and Security Agreement, dated as of August 16, 1996 (as amended, modified, supplemented and in effect on the date hereof, the "Loan Agreement"), by and among Foothill Capital Corporation, a California corporation ("Foothill"), Bollinger Industries, Inc., a Delaware corporation ("BII"), Bollinger Industries, L.P., a Texas limited partnership ("BILP"), and NBF, Inc., a Georgia corporation ("NBF"). BII, BILP and NBF are hereinafter referred to collectively as the "Borrower." Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

         Borrower and Foothill have determined that the following transactions have resulted in covenant violations under the Loan Agreement (collectively, the "Prohibited Transactions"):

         (i) incurring capital expenditures in excess of $750,000 during Borrower's fiscal year ended March 31, 1998, which expenditures have resulted in a violation of Section 7.10 of the Loan Agreement;

         (ii) repayment of Subordinated Debt in an aggregate amount equal to $166,000, which repayment has resulted in a violation of
                  Section 7.20 of the Loan Agreement;

         (iii) payment of bonuses to executive officers and senior management employees in excess of 115% of the salary and bonuses paid to such executive officers and senior management employees in the immediately preceding year, which payments have resulted in a violation of Section 7.17 of the Loan Agreement;

         (iv) the sale of Inventory with a fair market value of approximately $371,136.58 at March 31, 1998, for "barter credits" rather than cash, which sale of Inventory has resulted in a violation of Section 7.4 of the Loan Agreement; and

Bollinger Industries, Inc.
Bollinger Industries, L.P.
NBF, Inc.
May 13, 1998
Page 2


         (v) a deposit of $200,000 with First Fidelity Acceptance Corporation, which investment has resulted in a violation of
                  Section 7.14 of the Loan Agreement.

         Subject to Borrower's satisfaction of the terms and conditions set forth herein, Foothill hereby waives: (i) Borrower's violation of the above-referenced negative covenants of the Loan Agreement, and (ii) each Event of Default under the Loan Agreement caused solely by Borrower's violation of the above-referenced covenants.

         The effectiveness of the waivers set forth in the preceding paragraph of this letter agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Foothill:

         (a) Borrower shall have delivered to Foothill an executed counterpart of this letter agreement, together with such additional documents, instruments and information as Foothill or its legal counsel may request; and

         (b) no other Event of Default shall have occurred and be continuing under the Loan Agreement or any other Loan Document, unless such Event of Default has been specifically waived in writing by Foothill.

         The waivers set forth in this letter agreement apply only to the Prohibited Transactions as described herein; and nothing contained in this letter agreement or any other communication between Foothill and Borrower shall be a waiver of any other present or future violation or Event of Default under the Loan Agreement or any other Loan Document (collectively, the "Other Violations"). Similarly, nothing contained in this letter agreement shall directly or indirectly in any way: (i) impair, prejudice or otherwise adversely affect Foothill's right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any other Loan Document with respect to any Other Violations, (ii) amend or alter any provision of the Loan Agreement, any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower under the Loan Agreement or any other Loan Document or any right, privilege or remedy of Foothill under the Loan Agreement, any other Loan Document or any other contract or instrument with respect to the Other Violations. Nothing in this letter agreement shall be construed to be a consent by Foothill to any Other Violations.

         This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

Bollinger Industries, Inc.
Bollinger Industries, L.P.
NBF, Inc.
May 13, 1998
Page 3


         This letter agreement is executed as of May 13, 1998.

                                               Very truly yours,

                                               FOOTHILL CAPITAL CORPORATION


                                               By:
                                                      -------------------------
                                               Name:
                                                      -------------------------
                                               Title:
                                                      -------------------------

AGREED AND ACKNOWLEDGED:

BOLLINGER INDUSTRIES, INC.


By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

BOLLINGER INDUSTRIES, L.P.

By:      Bollinger Operating Corp.


         By:
                -------------------------
         Name:
                -------------------------
         Title:
                -------------------------

NBF, Inc.


By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

                          FOOTHILL CAPITAL CORPORATION
                    11111 SANTA MONICA BOULEVARD, SUITE 1500
                       LOS ANGELES, CALIFORNIA 90025-3333

                                  May 14, 1998

Bollinger Industries, Inc.
Bollinger Industries, L.P.
NBF, Inc.
602 Fountain Parkway
Grand Prairie, Texas  75050

         Re:      Post-Closing Matters Letter Agreement (this "Letter
                  Agreement")

Gentlemen:

         Reference is made to the Amended and Restated Loan and Security Agreement, dated as of May 14, 1998 (as amended, modified, supplemented and in effect on the date hereof, the "Loan Agreement"), by and among Foothill Capital Corporation, a California corporation ("Foothill"), Bollinger Industries, Inc., a Delaware corporation ("BII"), Bollinger Industries, L.P., a Texas limited partnership ("BILP"), and NBF, Inc., a Georgia corporation ("NBF"). BII, BILP and NBF are hereinafter referred to collectively as the "Borrower." Unless otherwise indicated, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

         In order to facilitate the timely closing of the transaction contemplated by the Loan Agreement, Foothill hereby waives the requirement that the Borrower obtain warehousemen's letters from the operators of the following warehouses (each, an "Eligible Warehouse"):

         (i) Expeditors International, 20821 South Santa Fe Avenue, Long Beach, CA 90810;

         (ii)     Trimodal, 2011 Carson Street, Carson, CA 90810; and

         (iii)    Universal Warehouse, 2850 East Del Amo Blvd., Carson, CA
                  90807.

         Foothill and Borrower hereby agree that the net amount otherwise available to Borrower in the form of Revolving Advances under Section 2.1 of the Loan Agreement shall be reduced, from time to time, as a result of the failure to obtain warehousemen's letters with respect to the Eligible Warehouses. In addition to reserves previously established by Foothill with respect to other matters, the net amount available to Borrower in the form of Revolving Advances shall be reduced by an amount equal to $75,000 for each Eligible Warehouse.

         From time to time, Foothill at its option may increase or decrease the reserves established pursuant to this Letter Agreement as a result of increases or decreases (a) in the value of the

Bollinger Industries, Inc.
Bollinger Industries, L.P.
NBF, Inc.
May 14, 1998
Page 2



Eligible Inventory located in the Eligible Warehouses or (b) the outstanding obligations owing by Borrower to the owner or operator of the Eligible Warehouses.

         Upon receipt of a warehouseman's letter in form and substance acceptable to Foothill at its option, the reserves herein described shall be eliminated for the Eligible Warehouse for which such warehouseman's letter has been received.

         Nothing contained in this Letter Agreement shall be construed as limiting, modifying or in any manner restricting the authority of Foothill to create other or additional reserves pursuant to and in accordance with the terms and conditions of the Loan Agreement.

         This Letter Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

         This Letter Agreement is executed as of May 14, 1998.


                                               Very truly yours,

                                               FOOTHILL CAPITAL CORPORATION


                                               By:
                                                      -------------------------
                                               Name:
                                                      -------------------------
                                               Title:
                                                      -------------------------

AGREED AND ACKNOWLEDGED:

BOLLINGER INDUSTRIES, INC.


By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

Bollinger Industries, Inc.
Bollinger Industries, L.P.
NBF, Inc.
May 14, 1998
Page 3




BOLLINGER INDUSTRIES, L.P.

By:      Bollinger Operating Corp.


         By:
                -------------------------
         Name:
                -------------------------
         Title:
                -------------------------

NBF, Inc.


By:
       -------------------------
Name:
       -------------------------
Title:
       -------------------------

                              AMENDED AND RESTATED
                                     LIMITED
                               CONTINUING GUARANTY
                              (Bobby D. Bollinger)

         THIS AMENDED AND RESTATED LIMITED CONTINUING GUARANTY ("Guaranty"), dated as of May 14, 1998, is executed and delivered by Bobby D. Bollinger, an individual residing in the State of Texas ("Guarantor"), in favor of Foothill Capital Corporation, a California corporation ("Foothill"), and in light of the following:

         FACT ONE: On August 16, 1996, Guarantor executed a Continuing Guaranty in favor of Foothill (the "Original Guaranty"), and Guarantor and Foothill desire to amend and restate the Original Guaranty as set forth below;

         FACT TWO: Bollinger Industries, Inc., a Delaware corporation, Bollinger Industries, L.P., a Texas limited partnership, and NBF, Inc., a Georgia corporation (collectively, the "Borrower") and Foothill are, contemporaneously herewith, entering into the Loan Documents (as defined below); and

         FACT THREE: In order to induce Foothill to amend, renew, revise and extend its financing arrangements with Borrower pursuant to the Loan Documents, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Foothill to Borrower, whether pursuant to the Loan Documents or otherwise, Guarantor has agreed to guarantee the Obligations, subject to the limitations set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Foothill, as follows:

         1.       Definitions and Construction.

                  (a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings:

                      "Bankruptcy Code" means The Bankruptcy Reform Act of
1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                      "Loan Documents" shall mean that certain Amended and Restated Loan and Security Agreement of even date herewith, between Foothill and Borrower, any promissory notes issued by Borrower in connection therewith, and those documents, instruments, and agreements which either now or in the future exist among Borrower, Guarantor, or any affiliate of Borrower, on the one hand, and Foothill, on the other hand.

                      "Obligations" means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Foothill now existing or hereafter arising out of or in connection with the extension of financial accommodations pursuant to the Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Foothill.

                  (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Foothill, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Foothill and Guarantor.

         2. Guaranty of the Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Foothill, as and for his own debt, until final and indefeasible payment thereof has been made: (a) payment of the Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Documents.

         3. Continuing Guaranty. This Guaranty includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Foothill, (b) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Foothill in existence on the date of such revocation, (d) no payment by Guarantor, Borrower or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

         4. Performance Under This Guaranty. In the event that Borrower fails to make any payment of any Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Documents, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed or fulfilled.

         5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor agrees that he is directly, jointly and severally with any other guarantor of the Obligations, liable to Foothill, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that his liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Foothill of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Foothill may at any time possess. Guarantor agrees that any release which may be given by Foothill to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Foothill shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Obligations.

         6. Waivers.

            (a) To the maximum extent permitted by law, Guarantor hereby waives: (1) notice of acceptance hereof, (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to Guarantor's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (6) notice of any event of default under the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

                  (b) To the maximum extent permitted by law, Guarantor hereby waives the right by statute or otherwise to require Foothill to institute suit against Borrower or to exhaust any rights and remedies which Foothill has or may have against Borrower. In this regard, Guarantor agrees that he is bound to the payment of all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to Foothill by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

                  (c) To the maximum extent permitted by law, Guarantor hereby waives: (1) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Foothill; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including any defense based upon an election of remedies by Foothill under the provisions of Sections 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (4) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

                  (d) To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations until the Obligations are fully paid and finally discharged. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Borrower with respect to the Obligations until the Obligations are fully paid and finally discharged. Guarantor also hereby waives any rights of recourse to or with respect to any asset of Borrower until the Obligations are fully paid and finally discharged.

                  (e) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848,
2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

         7. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Foothill may, by action or inaction:

            (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents;

            (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to Borrower in respect thereof;

            (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

            (d) release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Obligations, or any portion thereof.

         8. No Election. Foothill shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Foothill to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Foothill's right to proceed in any other form of action or proceeding or against other parties unless Foothill has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Foothill under any document or instrument evidencing the Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Foothill finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

         9. Indefeasible Payment. The Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Foothill are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations whether by Guarantor or Borrower, Foothill shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Foothill is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Foothill is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Foothill in connection therewith.

         10. Financial Condition of Borrower. Guarantor represents and warrants to Foothill that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor further represents and warrants to Foothill that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby represents and covenants that (i) Guarantor will continue to keep informed of Borrower's financial condition, and (ii) Guarantor has not, and will not, rely upon the financial condition of any other guarantor of the Obligations.

         11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. Subject to the provisions of Section 20 below, all payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys' fees) incurred by Foothill in enforcing this Guaranty or in collecting the Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Foothill constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

         12. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys' fees and all other costs and expenses which may be incurred by Foothill in the enforcement of this Guaranty.

         13. Notices. All notices or demands by Guarantor or Foothill to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram, and shall be deemed to be given for purposes of this Guaranty on the day that such writing is received by the party to whom it is sent. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, if to Guarantor, at Guarantor's address set forth on the signature page hereof, and if to Foothill, then as follows:

                    Foothill Capital Corporation
                    11111 Santa Monica Boulevard, Suite 1500
                    Los Angeles, California  90025-3333
                    Attn: Business Finance Division Manager
                    Telefacsimile number: (310) 478-4860

         14. Cumulative Remedies. No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Foothill to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Foothill to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         15. Books and Records. Guarantor agrees that Foothill's books and records showing the account between Foothill and Borrower shall be admissible in any action or proceeding.

         16. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         17. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Foothill pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Foothill. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

         18. Successors and Assigns. The death of Guarantor shall not terminate this Guaranty. This Guaranty shall be binding upon Guarantor's heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the successors and assigns of Foothill; provided, however, Guarantor shall not assign this Guaranty or delegate any of his duties hereunder without Foothill's prior written consent. Any assignment without the consent of Foothill shall be absolutely void. In the event of any assignment or other transfer of rights by Foothill, the rights and benefits herein conferred upon Foothill shall automatically extend to and be vested in such assignee or other transferee.

         19. Separate Property. Any married individual who signs this Guaranty in his or her individual capacity hereby expressly agrees that recourse may be had against his or her separate property for all Obligations hereunder.

         20.      Limit of Liability.

                  (a) It is expressly agreed and acknowledged that notwithstanding anything contained in this Guaranty to the contrary, the liability of Guarantor under this Guaranty shall be limited to an amount equal to the sum of the following:

                        (i) Five Hundred Thousand and No/100 Dollars
                  ($500,000.00) (the "Guaranteed Obligations"); plus

                        (ii) all costs and expenses of any kind incurred by
                  Foothill in enforcing this Guaranty (hereinafter referred to as the "Collection Expenses"); plus

                        (iii) interest that accrues on the outstanding, unpaid
                  amount of the Guaranteed Obligations and Collection Expenses, at the default rate specified at Section 2.4(b) of the Amended and Restated Loan Security Agreement of even date herewith by and among Foothill, NBF, Inc., Bollinger Industries, Inc. and Bollinger Industries, L.P., from and after the date Foothill demands performance and/or payment by Guarantor hereunder until payment in full by Guarantor of all sums owing hereunder.

                  (b) Any and all existing and future indebtedness and/or obligations of Borrower to Foothill and all extensions, renewals and replacements thereof, whether now existing or hereafter incurred, whether direct, primary, absolute, secondary, contingent, secured, matured or unmatured, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, whether originally contracted with Foothill or with another or others, whether or not evidenced by a negotiable or non-negotiable instrument or any other writing, and whether contracted by Borrower along or jointly or severally with another or others, other than the Guaranteed Obligations, are hereinafter referred to as the "Unguaranteed Obligations". If at any time there exist any Unguaranteed Obligations, then (i) Foothill may at its option, without impairing its rights hereunder, exercise rights of offset by applying, first, to the Unguaranteed Obligations any deposit balances to the credit of Borrower, and (ii) apply all amounts realized by Foothill from collateral or security held by Foothill for payment of the Obligations against the amount of the Collection Expenses, the Guaranteed Obligations or the Unguaranteed Obligations in such order or manner as Foothill shall determine at its option.

                  (c) In the event that Foothill makes demand on Guarantor under this Guaranty prior to indefeasible payment of the Obligations, in full, to Foothill, then this Guaranty will terminate, and Guarantor's liability will be satisfied, only upon payment, in full, to Foothill by Guarantor of the Guaranteed Obligations, the Collection Expenses, if any, and accrued interest thereon, if any.

         21. Choice of Law and Venue. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND FOOTHILL, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT PERMITTED BY LAW, GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT HE MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

         22. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF

ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND FOOTHILL WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT FOOTHILL MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         23. Covenant of Guarantor. Guarantor hereby agrees to deliver to
Foothill: (a) annual financial statements at the same time Borrower provides its audited financial statements to Foothill pursuant to the Loan Documents, and (b) copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.




                                --------------------------------------------
                                Bobby D. Bollinger
                                an individual

       Guarantor's Address:     602 Fountain Parkway
                                Grand Prairie, Texas 75050

                 Telephone:     (972) 343-1122
             Telefacsimile:     (972) 343-1199

                      AMENDMENT, CONSENT AND REAFFIRMATION

         The undersigned, BOLLINGER HOLDING CORP., a Delaware corporation, has executed that certain Continuing Guaranty and Security Agreement, dated August 16, 1996 (the "Guaranty"), in favor of Foothill Capital Corporation, a California corporation (the "Lender"). The undersigned hereby (i) consents and agrees to the continued extension of credit evidenced by that certain Amended and Restated Loan Agreement of even date herewith, executed by Bollinger Industries, Inc., a Delaware corporation, Bollinger Industries, L.P., a Texas limited partnership, and NBF, Inc., a Georgia corporation (collectively, the "Borrower"), amending and restating that certain Loan and Security Agreement dated August 16, 1996, by and between Borrower and Lender (as previously amended and currently amended and restated, the "Loan Agreement") and (ii) agrees that the Guaranty remains in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms therein. Furthermore, the undersigned hereby agrees and acknowledges that (a) the obligations, indebtedness and liabilities arising in connection with the Loan Agreement comprise some, but not all, of the "Guaranteed Obligations" as such term is used in the Guaranty, (b) the Guaranty is a "Loan Document" as such term is defined in the Loan Agreement, (c) the Guaranty is not subject to any claims, defenses or offsets, (d) nothing contained in the Loan Agreement or any other Loan Document shall adversely affect any right or remedy of Lender under the Guaranty, (e) the execution and delivery of the Loan Agreement shall in no way reduce, impair or discharge any obligations of the undersigned as guarantor pursuant to the Guaranty and shall not constitute a waiver by Lender of any of Lender's rights against the undersigned, (f) the undersigned's consent is not required to the effectiveness of the Loan Agreement and (g) no consent by the undersigned is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty). In addition, the undersigned hereby amends the Guaranty to require that the undersigned deliver to Lender, except to the extent the same are included in the consolidated financial statements of Borrower: (1) annual financial statements at the same time Borrower provides its audited financial statements to Lender pursuant to the Loan Agreement and (2) copies of all its federal income tax returns as soon as the same are available and, in any event, no later than thirty (30) days after the same are required to be filed by law.

                                         BOLLINGER HOLDING CORP.


                                         By:
                                               --------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------

                                         Date:  May 14, 1998

                      AMENDMENT, CONSENT AND REAFFIRMATION

         The undersigned, BOLLINGER OPERATING CORP., a Nevada corporation, has executed that certain Continuing Guaranty and Security Agreement, dated August 16, 1996 (the "Guaranty"), in favor of Foothill Capital Corporation, a California corporation (the "Lender"). The undersigned hereby (i) consents and agrees to the continued extension of credit evidenced by that certain Amended and Restated Loan Agreement of even date herewith, executed by Bollinger Industries, Inc., a Delaware corporation, Bollinger Industries, L.P., a Texas limited partnership, and NBF, Inc., a Georgia corporation (collectively, the "Borrower"), amending and restating that certain Loan and Security Agreement dated August 16, 1996, by and between Borrower and Lender (as previously amended and currently amended and restated, the "Loan Agreement") and (ii) agrees that the Guaranty remains in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms therein. Furthermore, the undersigned hereby agrees and acknowledges that (a) the obligations, indebtedness and liabilities arising in connection with the Loan Agreement comprise some, but not all, of the "Guaranteed Obligations" as such term is used in the Guaranty, (b) the Guaranty is a "Loan Document" as such term is defined in the Loan Agreement, (c) the Guaranty is not subject to any claims, defenses or offsets, (d) nothing contained in the Loan Agreement or any other Loan Document shall adversely affect any right or remedy of Lender under the Guaranty, (e) the execution and delivery of the Loan Agreement shall in no way reduce, impair or discharge any obligations of the undersigned as guarantor pursuant to the Guaranty and shall not constitute a waiver by Lender of any of Lender's rights against the undersigned, (f) the undersigned's consent is not required to the effectiveness of the Loan Agreement and (g) no consent by the undersigned is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty). In addition, the undersigned hereby amends the Guaranty to require that the undersigned deliver to Lender, except to the extent the same are included in the consolidated financial statements of Borrower: (1) annual financial statements at the same time Borrower provides its audited financial statements to Lender pursuant to the Loan Agreement and (2) copies of all its federal income tax returns as soon as the same are available and, in any event, no later than thirty (30) days after the same are required to be filed by law.

                                         BOLLINGER OPERATING CORP.


                                         By:
                                               --------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------

                                         Date:  May 14, 1998

                      AMENDMENT, CONSENT AND REAFFIRMATION

         The undersigned, C. G. PRODUCTS, INC., a California corporation, has executed that certain Continuing Guaranty and Security Agreement, dated August 16, 1996 (the "Guaranty"), in favor of Foothill Capital Corporation, a California corporation (the "Lender"). The undersigned hereby (i) consents and agrees to the continued extension of credit evidenced by that certain Amended and Restated Loan Agreement of even date herewith, executed by Bollinger Industries, Inc., a Delaware corporation, Bollinger Industries, L.P., a Texas limited partnership, and NBF, Inc., a Georgia corporation (collectively, the "Borrower"), amending and restating that certain Loan and Security Agreement dated August 16, 1996, by and between Borrower and Lender (as previously amended and currently amended and restated, the "Loan Agreement") and (ii) agrees that the Guaranty remains in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms therein. Furthermore, the undersigned hereby agrees and acknowledges that (a) the obligations, indebtedness and liabilities arising in connection with the Loan Agreement comprise some, but not all, of the "Guaranteed Obligations" as such term is used in the Guaranty, (b) the Guaranty is a "Loan Document" as such term is defined in the Loan Agreement, (c) the Guaranty is not subject to any claims, defenses or offsets, (d) nothing contained in the Loan Agreement or any other Loan Document shall adversely affect any right or remedy of Lender under the Guaranty, (e) the execution and delivery of the Loan Agreement shall in no way reduce, impair or discharge any obligations of the undersigned as guarantor pursuant to the Guaranty and shall not constitute a waiver by Lender of any of Lender's rights against the undersigned, (f) the undersigned's consent is not required to the effectiveness of the Loan Agreement and (g) no consent by the undersigned is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty). In addition, the undersigned hereby amends the Guaranty to require that the undersigned deliver to Lender, except to the extent the same are included in the consolidated financial statements of Borrower: (1) annual financial statements at the same time Borrower provides its audited financial statements to Lender pursuant to the Loan Agreement and (2) copies of all its federal income tax returns as soon as the same are available and, in any event, no later than thirty (30) days after the same are required to be filed by law.



                                         C. G. PRODUCTS, INC.


                                         By:
                                               --------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                               --------------------------------

                                         Date:  May 14, 1998

                              AMENDED AND RESTATED
                                     LIMITED
                               CONTINUING GUARANTY
                              (Glenn D. Bollinger)

         THIS AMENDED AND RESTATED LIMITED CONTINUING GUARANTY ("Guaranty"), dated as of May 14, 1998, is executed and delivered by Glenn D. Bollinger, an individual residing in the State of Texas ("Guarantor"), in favor of Foothill Capital Corporation, a California corporation ("Foothill"), and in light of the following:

         FACT ONE: On August 16, 1996, Guarantor executed a Continuing Guaranty in favor of Foothill (the "Original Guaranty"), and Guarantor and Foothill desire to amend and restate the Original Guaranty as set forth below;

         FACT TWO: Bollinger Industries, Inc., a Delaware corporation, Bollinger Industries, L.P., a Texas limited partnership, and NBF, Inc., a Georgia corporation (collectively, the "Borrower") and Foothill are, contemporaneously herewith, entering into the Loan Documents (as defined below); and

         FACT THREE: In order to induce Foothill to amend, renew, revise and extend its financing arrangements with Borrower pursuant to the Loan Documents, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Foothill to Borrower, whether pursuant to the Loan Documents or otherwise, Guarantor has agreed to guarantee the Obligations, subject to the limitations set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Foothill, as follows:

         1.       Definitions and Construction.

                  (a) Definitions. The following terms, as used in this Guaranty, shall have the following meanings:

                  "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

                  "Loan Documents" shall mean that certain Amended and Restated Loan and Security Agreement of even date herewith, between Foothill and Borrower, any promissory notes issued by Borrower in connection therewith, and those documents, instruments, and agreements which either now or in the future exist among Borrower, Guarantor, or any affiliate of Borrower, on the one hand, and Foothill, on the other hand.

                  "Obligations" means any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Foothill now existing or hereafter arising out of or in connection with the extension of financial accommodations pursuant to the Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Foothill.

            (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Foothill, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Foothill and Guarantor.

         2. Guaranty of the Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Foothill, as and for his own debt, until final and indefeasible payment thereof has been made: (a) payment of the Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Documents.

         3. Continuing Guaranty. This Guaranty includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Foothill, (b) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Foothill in existence on the date of such revocation, (d) no payment by Guarantor, Borrower or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

         4. Performance Under This Guaranty. In the event that Borrower fails to make any payment of any Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Documents, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed or fulfilled.

         5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor agrees that he is directly, jointly and severally with any other guarantor of the Obligations, liable to Foothill, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that his liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Foothill of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Foothill may at any time possess. Guarantor agrees that any release which may be given by Foothill to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Foothill shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Obligations.

         6.       Waivers.

                  (a) To the maximum extent permitted by law, Guarantor hereby waives: (1) notice of acceptance hereof, (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to Guarantor's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (6) notice of any event of default under the Loan Documents; and (7) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

                  (b) To the maximum extent permitted by law, Guarantor hereby waives the right by statute or otherwise to require Foothill to institute suit against Borrower or to exhaust any rights and remedies which Foothill has or may have against Borrower. In this regard, Guarantor agrees that he is bound to the payment of all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to Foothill by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

                  (c) To the maximum extent permitted by law, Guarantor hereby waives: (1) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Foothill; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including any defense based upon an election of remedies by Foothill under the provisions of Sections 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (4) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

                  (d) To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations until the Obligations are fully paid and finally discharged. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Borrower with respect to the Obligations until the Obligations are fully paid and finally discharged. Guarantor also hereby waives any rights of recourse to or with respect to any asset of Borrower until the Obligations are fully paid and finally discharged.

                  (e) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848,
2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

         7. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Foothill may, by action or inaction:

            (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents;

            (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to Borrower in respect thereof;

            (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

            (d) release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Obligations, or any portion thereof.

         8. No Election. Foothill shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Foothill to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Foothill's right to proceed in any other form of action or proceeding or against other parties unless Foothill has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Foothill under any document or instrument evidencing the Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Foothill finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

         9. Indefeasible Payment. The Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Foothill are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations whether by Guarantor or Borrower, Foothill shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Foothill is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Foothill is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Foothill in connection therewith.

         10. Financial Condition of Borrower. Guarantor represents and warrants to Foothill that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor further represents and warrants to Foothill that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby represents and covenants that (i) Guarantor will continue to keep informed of Borrower's financial condition, and (ii) Guarantor has not, and will not, rely upon the financial condition of any other guarantor of the Obligations.

         11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. Subject to the provisions of Section 20 below, all payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys' fees) incurred by Foothill in enforcing this Guaranty or in collecting the Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Foothill constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

         12. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys' fees and all other costs and expenses which may be incurred by Foothill in the enforcement of this Guaranty.

         13. Notices. All notices or demands by Guarantor or Foothill to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram, and shall be deemed to be given for purposes of this Guaranty on the day that such writing is received by the party to whom it is sent. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, if to Guarantor, at Guarantor's address set forth on the signature page hereof, and if to Foothill, then as follows:

                    Foothill Capital Corporation
                    11111 Santa Monica Boulevard, Suite 1500
                    Los Angeles, California  90025-3333
                    Attn: Business Finance Division Manager
                    Telefacsimile number: (310) 478-4860

         14. Cumulative Remedies. No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Foothill to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Foothill to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.




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

         15. Books and Records. Guarantor agrees that Foothill's books and records showing the account between Foothill and Borrower shall be admissible in any action or proceeding.

         16. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         17. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Foothill pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Foothill. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

         18. Successors and Assigns. The death of Guarantor shall not terminate this Guaranty. This Guaranty shall be binding upon Guarantor's heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the successors and assigns of Foothill; provided, however, Guarantor shall not assign this Guaranty or delegate any of his duties hereunder without Foothill's prior written consent. Any assignment without the consent of Foothill shall be absolutely void. In the event of any assignment or other transfer of rights by Foothill, the rights and benefits herein conferred upon Foothill shall automatically extend to and be vested in such assignee or other transferee.

         19. Separate Property. Any married individual who signs this Guaranty in his or her individual capacity hereby expressly agrees that recourse may be had against his or her separate property for all Obligations hereunder.

         20.  Limit of Liability.

              (a) It is expressly agreed and acknowledged that notwithstanding anything contained in this Guaranty to the contrary, the liability of Guarantor under this Guaranty shall be limited to an amount equal to the sum of the following:

                  (i) Five Hundred Thousand and No/100 Dollars ($500,000.00)
              (the "Guaranteed Obligations"); plus

                  (ii) all costs and expenses of any kind incurred by Foothill in enforcing this Guaranty (hereinafter referred to as the "Collection Expenses"); plus

                  (iii) interest that accrues on the outstanding, unpaid amount of the Guaranteed Obligations and Collection Expenses, at the default rate specified at Section 2.4(b) of the Amended and Restated Loan Security Agreement of even



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

               date herewith by and among Foothill, NBF, Inc., Bollinger Industries, Inc. and Bollinger Industries, L.P., from and after the date Foothill demands performance and/or payment by Guarantor hereunder until payment in full by Guarantor of all sums owing hereunder.

              (b) Any and all existing and future indebtedness and/or obligations of Borrower to Foothill and all extensions, renewals and replacements thereof, whether now existing or hereafter incurred, whether direct, primary, absolute, secondary, contingent, secured, matured or unmatured, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, whether originally contracted with Foothill or with another or others, whether or not evidenced by a negotiable or non-negotiable instrument or any other writing, and whether contracted by Borrower along or jointly or severally with another or others, other than the Guaranteed Obligations, are hereinafter referred to as the "Unguaranteed Obligations". If at any time there exist any Unguaranteed Obligations, then (i) Foothill may at its option, without impairing its rights hereunder, exercise rights of offset by applying, first, to the Unguaranteed Obligations any deposit balances to the credit of Borrower, and (ii) apply all amounts realized by Foothill from collateral or security held by Foothill for payment of the Obligations against the amount of the Collection Expenses, the Guaranteed Obligations or the Unguaranteed Obligations in such order or manner as Foothill shall determine at its option.

                  (c) In the event that Foothill makes demand on Guarantor under this Guaranty prior to indefeasible payment of the Obligations, in full, to Foothill, then this Guaranty will terminate, and Guarantor's liability will be satisfied, only upon payment, in full, to Foothill by Guarantor of the Guaranteed Obligations, the Collection Expenses, if any, and accrued interest thereon, if any.

         21. Choice of Law and Venue. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND FOOTHILL, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT PERMITTED BY LAW, GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT HE MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

         22. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF




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

ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND FOOTHILL WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT FOOTHILL MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         23. Covenant of Guarantor. Guarantor hereby agrees to deliver to
Foothill: (a) annual financial statements at the same time Borrower provides its audited financial statements to Foothill pursuant to the Loan Documents, and (b) copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the first paragraph hereof.


                                               --------------------------------
                                               Glenn D. Bollinger
                                               an individual

                      Guarantor's Address:     602 Fountain Parkway
                                               Grand Prairie, Texas 75050

                                Telephone:     (972) 343-1122
                            Telefacsimile:     (972) 343-1199



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